UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

__________________

Date of Report (Date of earliest event reported): March 13, 2017

___________________

DIFFUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2020 Avon Court, #4 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On March 14, 2017, Diffusion Pharmaceuticals Inc. (the “Company”) entered into Subscription Agreements (the “Purchase Agreements”) with certain accredited investors and conducted a closing pursuant to which the Company sold 7,837,023 shares of the Company’s Series A convertible preferred stock, par value $0.001 per share (the “Preferred Stock”), initially convertible into one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $2.02 per share. In addition, each investor received a 5-year warrant (the “Warrants”, and collectively with the Preferred Stock, the “Securities”) to purchase one share of Common Stock for each share of Preferred Stock purchased by such investor at an exercise price equal to $2.22, subject to adjustment thereunder. The closing is the initial closing (the “Initial Closing”) of the Company’s previously announced private placement (the “Private Placement”) of up to $15,000,000 of Securities, which amount may be increased to $25,000,000 at the discretion of the Company and its placement agent in the Private Placement (the “Maximum Offering Amount”).

The Company received total gross proceeds of approximately $15,800,000 from the Initial Closing, prior to deducting placement agent fees and estimated expenses payable by the Company associated with the Initial Closing. The Company currently intends to use the proceeds of the Private Placement to fund research and development of its lead product candidate, transcrocetinate sodium, also known as trans sodium crocetinate, or TSC, including clinical trial activities, and for general corporate purposes. Pursuant to the Purchase Agreements, the Company may periodically conduct additional closings until the Company has sold the Maximum Offering Amount.

The Securities are being offered and sold in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder. To the extent that any shares of Common Stock are issued in connection with the conversion of the Preferred Stock or the exercise of the Warrants, the Common Stock may not be offered, transferred or sold in the United States absent registration or the availability of an applicable exemption from the registration requirements of the Securities Act.

Maxim Merchant Capital, a division of Maxim Group LLC, acted as placement agent in connection with the Private Placement pursuant to a Placement Agency Agreement, dated January 27, 2017 (the “Placement Agency Agreement”). Under the Placement Agency Agreement, the Company agreed: (i) to pay the placement agent a cash commission equal to ten percent (10%) of the aggregate gross proceeds of the Securities sold at each closing; (ii) to grant to the placement agent or its designees 5-year warrants to purchase shares of Common Stock equal to ten percent (10%) of the aggregate number of shares of Preferred Stock sold through their efforts in the Private Placement at each closing, at a price equal to 110% of the purchase price of the Preferred Stock at such closing, with such warrants containing a cashless exercise provision (the “Placement Agent Warrant”); (iii) to reimburse the placement agent for certain reasonable and documented expenses; and (iv) to grant the placement agent a right of first refusal to act as lead placement agent for certain securities offerings following the final closing of the Private Placement. The Placement Agency Agreement contains customary representations, warranties and indemnification by the Company and provides for the payment to the placement agent of up to $60,000 in expenses. The placement agent received approximately $1,500,000 in connection with the Initial Closing, plus $60,000 for the payment of the placement agent’s expenses, and a Placement Agent Warrant to purchase 699,544 shares of Common Stock at an exercise price equal to $2.22.

Description of Series A Preferred Stock

The rights, preferences and privileges of the Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock of Diffusion Pharmaceuticals Inc. (the “Certificate of Designation”), a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K. The Certificate of Designation was approved by the Board of Directors of the Company (the “Board”) on November 23, 2016 and the holders of a majority of our Common Stock on January 6, 2017, and was filed with the Delaware Secretary of State on March 13, 2017.

Voting

The holders of the Preferred Stock will be entitled to vote with the holders of Common Stock (and any other class or series that may similarly be entitled to vote with the holders of Common Stock as the Board may authorize and issue) and not as a separate class, at any annual or special meeting of stockholders of the Company, and may act by written consent in the same manner as the holders of Common Stock. In the event of any such vote or action by written consent, each holder of shares of Preferred Stock shall be entitled to that number of votes equal to the whole number of shares of Common Stock into which the aggregate number of shares of Preferred Stock held of record by such holder are convertible as of the close of business on the record date fixed for such vote or such written consent based on a conversion price, solely for such purpose, equal to the closing price of our Common Stock on the date such Preferred Stock was issued. With respect to the shares of Preferred Stock issued at the Initial Closing, such price shall be $2.38. In addition, for as long as 50% of the shares of Preferred Stock outstanding immediately after the final closing remain outstanding, without the consent of holders of at least a majority of the then outstanding shares of Preferred Stock, the Company may not (a) amend the Company’s Certificate of Incorporation or Bylaws so as to materially and adversely affect any rights of the holders of the Preferred Stock, (b) increase or decrease (other than by conversion of the Preferred Stock) the authorized number of shares of Preferred Stock to be in excess of the number of shares required to satisfy the Maximum Offering Amount, (c) amend the Certificate of Designation, (d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of Common Stock or Common Stock equivalents or (e) enter into any agreement or understanding with respect to (a) through (d).

Dividends

The Preferred Stock will be entitled to an 8.0% cumulative preferred dividend payable semi-annually in shares of Common Stock that will begin accruing on the issue date of the Preferred Stock. The dividend will begin to accrue and be cumulative on the first day of each applicable dividend period and shall remain accumulated dividends with respect to such Preferred Stock until paid; provided, that the first dividend payable with respect to any share of Preferred Stock shall not begin to accrue until the date of original issuance of such share of Preferred Stock. Dividends shall accrue whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends but shall not be payable until legally permissible, as applicable.

Liquidation

The Preferred Stock will rank senior to the Common Stock and each other class of capital stock of the Company or series of preferred stock of the Company authorized by the Board in the future that does not expressly provide that such class or series ranks senior to, or on parity with, the Preferred Stock (“Junior Securities”). In the event of a Liquidation Event (as defined in the Certificate of Designation), the holders of the Preferred Stock shall be entitled to receive, out of the assets of the Company or proceeds thereof legally available therefor, an amount in cash equal to 100% of the stated value of the Preferred Stock before any payment or distribution of the assets of the Company is made or set apart for the holders of Junior Securities. In addition, prior to such Liquidation Event, the holders of Preferred Stock shall be entitled to notice so that they may exercise their conversion rights prior to such event.

Conversion

At any time after the final closing date, each share of the Preferred Stock, at the holder’s sole and absolute discretion, shall initially be convertible into one (1) share of Common Stock. Holders may immediately convert their Preferred Stock prior to the occurrence of certain Liquidation Events (as defined in the Certificate of Designation). At the Company’s sole option, each share of Preferred Stock will automatically convert, initially, into one share of Common Stock (a) on any date that is more than thirty trading days after the original issue date of such share of Preferred Stock that the thirty-day moving average of the closing price of the Common Stock on the NASDAQ Capital Market (or any other exchange where the Common Stock is traded) exceeds $8.00 per share (subject to adjustment in the event of a stock dividend or split), (b) upon a financing of at least $10 million or (c) upon the majority vote of the voting power of the then outstanding shares of Preferred Stock. The conversion price of the Preferred Stock will be subject to adjustment as described in the Certificate of Designation. The Company is not required to issue any fractional shares of Preferred Stock or Common Stock in connection with the conversion of Preferred Stock and may, in each case, at the Company’s discretion, pay the holder such amount in cash or deliver an additional whole share in lieu thereof.

Limitations of Conversion

The number of shares of Common Stock issuable upon a conversion of the Preferred Stock that may be acquired by a holder shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% of the total number of shares of Common Stock then issued and outstanding provided that such increase in percentage shall not be effective until sixty-one days after notice to the Company.

Dilution Protection.

In the event the Company, at any time after the first date of issue of the Preferred Stock and while at least one share of Preferred Stock is outstanding: (a) pays a dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of the Preferred Stock or any debt securities), (b) subdivides outstanding shares of Common Stock into a larger number of shares, (c) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (d) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each case the conversion price of the Preferred Stock shall be multiplied by a fraction of which (x) the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and (y) the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this section shall become effective immediately after the effective date of the applicable event described in subsections (a) through (d) above.

Make-Whole Adjustment

In the event the Company, during the three years immediately following March 14, 2017, subject to certain exceptions, issues at least $10 million of Common Stock or securities convertible into or exercisable for Common Stock at a per share price less than $2.02 (such lower price, the “Make-Whole Price”), the Company will be required to issue to the holders of Preferred Stock a number of shares of Common Stock equal to the additional number of shares of Common Stock that such shares of Preferred Stock would be convertible into if the conversion price of the Preferred Stock was equal to 105% of the Make-Whole Price (the “Make-Whole Adjustment”). The Company will only be obligated to issue shares with respect to a Make-Whole Adjustment in the first such subsequent offering, if any, following the consummation of the final closing.

Description of Warrants

The terms of the Warrants are as set forth in the form of Warrant attached as Exhibit 4.1 to this Current Report on Form 8-K. The Warrants will have an exercise price equal to $2.22, will be immediately exercisable and will be subject to customary anti-dilution adjustments. The Warrants will be exercisable for five (5) years following the final closing date. The Warrants are subject to a provision prohibiting the exercise of such Warrants to the extent that, after giving effect to such exercise, the holder of such Warrant (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 19.99% of the outstanding Common Stock.

The foregoing summaries of the material terms of the Placement Agency Agreement, the Certificate of Designation, form of Warrant and the form of Subscription Agreement are not complete and are qualified in their entirety by reference to the full text thereof, copies of which are filed herewith as Exhibits 10.1, 3.1, 4.1 and 10.2, respectively, and incorporated by reference herein. Such agreements and instruments have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The transaction documents contain certain representations, warranties and indemnifications resulting from any breach of such representations or warranties. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they were made only as of the respective dates of such documents. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of such documents, and such subsequent information may not be fully reflected in the Company’s public disclosures.

Item 3.02.     Unregistered Sales of Equity Securities.

The information set forth in “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference herein in its entirety.

Item 3.03.     Material Modification of Rights to Security Holders.

The information set forth in “Item 5.03. Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated by reference herein in its entirety.

Possible Effects on Rights of Existing Stockholders

Existing stockholders will suffer significant dilution in ownership interests and voting rights as a result of the issuance of the Preferred Stock and the Dividend Shares (as defined below), and may suffer additional dilution upon the issuance of shares of our Common Stock upon the conversion of the Preferred Stock or the exercise of the Warrants. The Preferred Stock will be senior to our Common Stock with respect to dividends and liquidation preferences, the holders of Preferred Stock will vote with the holders of Common Stock in any vote on an adjusted, as-converted basis and the holders thereof will be entitled to 8.0% cumulative annual dividend payable in shares of Common Stock (the “Dividend Shares”). Further, existing stockholders may suffer significant dilution due to the Make-Whole Adjustment provision described above. The potential dilution described above is also in addition to potential dilution from (i) the issuance of additional shares of Common Stock due to potential future anti-dilution adjustments on the Preferred Stock, (ii) the issuance of shares of Common Stock pursuant to other outstanding options and warrants or (iii) any other future issuances of our Common Stock. The sale into the public market of these shares also could materially and adversely affect the market price of our Common Stock

Item 5.03.     Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

The statements in Item 1.01 above describing the Certificate of Designation, which the Company filed with the Delaware Secretary of State on March 13, 2017, are incorporated by reference into this Item 5.03.

Additional Information

This announcement is neither an offer to sell, nor a solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The securities described herein have not been and will not be registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act, and applicable state securities laws.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits.

Exhibit Number	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock of Diffusion Pharmaceuticals Inc.
4.1	Form of Warrant.
10.1	Placement Agency Agreement, dated January 27, 2017, by and between Diffusion Pharmaceuticals Inc. and Maxim Merchant Capital, a division of Maxim Group LLC.
10.2	Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2017	DIFFUSION PHARMACEUTICALS INC.

	By:	/s/ David G. Kalergis
	Name:	David G. Kalergis
	Title:	Chief Executive Officer